Exhibit 99.1

Contacts:	Plains All American Pipeline, L.P.
	Phillip D. Kramer	Brad A. Thielemann
	Executive Vice President and CFO	Manager, Special Projects
	713/646-4560 — 800/564-3036	713/646-4222 — 800/564-3036

Pacific Energy Partners, L.P.
	Gerry Tywoniuk	Jennifer S. Shigei
	Senior Vice President and CFO	Manager, Investor Relations
	562/728-2890	562/728-2871

FOR IMMEDIATE RELEASE

Plains All American Enters Into Definitive Agreements To Acquire Pacific Energy Partners, L.P.

— PAA intends to recommend distribution increase to $3.20 per unit post closing —

—  PAA general partner agrees to reduce incentive distributions through 2011  —

—  PAA increases stand-alone 2006 Financial Guidance; provides preliminary 2007 Financial Guidance  —

(Houston — June 12, 2006) Plains All American Pipeline, L.P. (NYSE: PAA) announced today that it has executed definitive agreements to acquire Pacific Energy Partners, L.P. (NYSE: PPX). The total value of the transaction is approximately $2.4 billion, including the assumption of debt and estimated transaction costs, and is expected to close near the end of 2006. The boards of directors of Plains All American Pipeline and Pacific Energy Partners have each approved the terms of the proposed transaction. The completion of the acquisition is subject to the approval of the unitholders of Plains All American and Pacific Energy as well as customary regulatory approvals, including reviews under the Hart-Scott-Rodino Antitrust Improvements Act, and the approvals of certain state utility commissions and Canadian regulatory agencies.

Under the terms of the agreements, Plains All American will acquire from LB Pacific, LP and its affiliates (“LB Pacific”) the general partner interest and incentive distribution rights of Pacific Energy as well as 2.6 million common units and 7.8 million subordinated units for a total of $700 million in cash. In addition, Plains All American will acquire the balance of Pacific Energy’s equity through a tax-free unit-for-unit merger in which each other unitholder of Pacific Energy will receive 0.77 newly issued Plains All American common units for each Pacific

Energy common unit.

Under the terms of the contemplated transaction, the general partner and limited partner interests in Pacific Energy will be extinguished and Pacific Energy will be merged into Plains All American. Pacific Energy’s operating subsidiaries will be directly or indirectly owned by Plains All American. Plains All American’s management team and board of directors will continue in their current roles and manage the combined company.

“The PAA board of directors and executive team see great merit in this combination with Pacific Energy. In addition to being a synergistic, accretive and strategic business combination, we view this as a transforming transaction — one that we believe positions PAA for long-term stability and growth,” said Greg L. Armstrong, Chairman and Chief Executive Officer of Plains All American. “From an industrial logic and strategic perspective, it is hard to imagine any two MLPs that fit better together than Plains and Pacific.” Armstrong noted that Plains All American expects to realize near-term synergies of approximately $30 million on an annualized basis, increasing to approximately $55 million over the next few years, and further increasing to over $70 million in the outer years.

“Combining our respective businesses will provide meaningful cost reduction and revenue enhancement opportunities as well as complementary vertical integration opportunities that will enable us to better serve our producer and refiner customers. The transaction also has significant upside potential in that it will allow PAA to extend its proven business model over a broader suite of crude oil assets and operations and also extend this business model into the refined products business,” said Armstrong.

“Based upon the enhanced and extended visibility for continued cash flow growth and accretion provided by this transaction, effective with the first quarterly distribution declared after closing the merger, we intend to recommend to our board of directors an increase in our annualized distribution level to $3.20 per unit. This represents an increase of 13% over our current annualized distribution rate of $2.83 per unit. We believe that we will be able to build off of this elevated distribution level and continue to target seven to nine percent annual distribution growth over the next several years,” said Armstrong.

Irv Toole, President and Chief Executive Officer of Pacific Energy, commented, “I am very pleased to move forward with this transaction, which I believe will be extremely attractive to Pacific Energy unitholders. Based on the 0.77 exchange ratio and the closing unit prices of the respective partnerships on June 9, 2006, Pacific Energy unitholders are receiving a market premium of approximately 10.6%. Based on the 20-day average closing prices of the respective partnerships, Pacific Energy unitholders are receiving a market premium of approximately 14.3%. In addition, based on an annualized distribution for Plains All American of $3.20 per unit after the transaction closes, Pacific Energy unitholders will receive an equivalent distribution of $2.464 per unit, which represents an increase in their annualized distribution of 8.5% over the current level of $2.27 per unit. When these two components are combined, Pacific Energy unitholders are receiving a total near-term premium in the range of approximately 19.1% to 22.8%, assuming a constant unit price-to-distribution yield.”

Toole continued, “Going forward, the combined company will have one of the most visible distribution growth profiles in the MLP sector, which extends out several years and is driven by high-quality internal growth projects from both partnerships and synergies from this transaction. In addition, we believe the combined partnership will be generating meaningful excess cash flow which can be used to reinvest in its business and reduce its reliance on outside equity sources.”

Armstrong noted that Plains All American’s general partner, in support of the transaction, agreed to reduce its incentive distributions by $20 million in 2007, $15 million in 2008, $15 million in 2009, $10 million in 2010 and $5 million in 2011, based on a year-end 2006 closing and a simultaneous increase in the annualized distribution to $3.20 per unit. “The profile of these reductions in the general partner’s incentive distributions complements the increasing cash flow profile provided by the ramp-up in synergies and growing contributions from internal growth projects that come on-stream over the next five years. This action is a clear demonstration of our general partner’s focus on the long-term success of the partnership and its willingness to help us grow,” said Armstrong.

Phil D. Kramer, Plains All American’s EVP and Chief Financial Officer, noted that PAA intends to fund at least 50% of the acquisition with equity, which equates to approximately $1.2 billion. Approximately $1.0 billion, or 88%, of the total equity funding required to meet that minimum equity funding objective, will be accomplished by virtue of the unit-for-unit exchange feature of the transaction and contemporaneous capital contribution by the general partner. PAA intends to monitor the public and private equity markets for favorable opportunities to complete the remaining equity component.

The remaining $1.2 billion will be funded with debt, of which nearly 36% will be met through Plains All American’s assumption of Pacific’s two issuances of senior notes having an aggregate principal amount of $425 million. The remaining $770 million of acquisition-related debt capital will initially be provided by either Plains All American’s existing revolving credit facility or short-term credit facilities to be implemented that ensure optimal liquidity and flexibility in the interim period.

Kramer noted that at March 31, 2006, pro forma for subsequent equity and debt financings, second-quarter acquisitions that have closed and the recently-announced pipeline acquisition from BP Oil Pipeline Company, Plains All American had approximately $618 million of available liquidity on its existing $1 billion credit facility, which can be expanded by $500 million, subject to additional lender commitments. On a permanent basis, Plains All American intends to fund this debt through the issuance of senior notes of varying maturities.

In order to provide the financial community with updated information on Plains All American and thereby enable the unitholders of Plains All American and Pacific Energy to better assess the impact and merits of this combination, Plains All American also furnished today an 8-K that updated Plains All American’s stand-alone guidance for the second half of 2006. In addition, the 8-K also provides preliminary Adjusted EBITDA guidance for 2007 that, excluding any contribution from the pending merger with Pacific, incorporates the full-year benefits of Plains All American’s 2006 recent acquisition activities and also incorporates contributions from internal growth capital projects currently in progress.

Financial advisors for this transaction are as follows: (1) Simmons & Company

International for Plains All American; (2) Petrie Parkman & Co. for the conflicts committee of the board of the managing general partner of Pacific Energy; and (3) Lehman Brothers for LB Pacific, LP and Pacific Energy.

Legal counsels are as follows: (1) Vinson & Elkins LLP and Prickett, Jones & Elliott, P.A. for Plains All American; (2) Richards Layton & Finger, P.A. for the conflicts committee of the board of the managing general partner of Pacific Energy; (3) Andrews Kurth LLP for Pacific Energy; and (4) Baker Botts L.L.P. and Morris, Nichols, Arsht & Tunnell LLP for LB Pacific, LP.

Plains All American and Pacific Energy will host a conference call at 10:00am Central Time today, June 12, 2006, to discuss this transaction. To participate in the call, please dial 877-709-8150 at approximately 9:55am Central Time; no password or reservation number is required. To access the live internet webcast, please go to PAA’s website at www.paalp.com, choose “Investor Relations”, and then choose “Conference Calls”. In addition, to access a slide presentation to be used in conjunction with the call, choose “Partnership Presentations” from the “Investor Relations” page on the website.

Plains All American Pipeline, L.P. is engaged in interstate and intrastate crude oil transportation and crude oil gathering, marketing, terminalling and storage, as well as the marketing and storage of liquefied petroleum gas and other petroleum products, in the United States and Canada. Through its 50% ownership in PAA/Vulcan Gas Storage LLC, the Partnership is also engaged in the development and operation of natural gas storage facilities. The Partnership’s common units are traded on the New York Stock Exchange under the symbol “PAA.” The Partnership is headquartered in Houston, Texas.

Pacific Energy Partners, L.P. is a master limited partnership headquartered in Long Beach, California. Pacific Energy is engaged principally in the business of gathering, transporting, storing and distributing crude oil, refined products and other related products. Pacific Energy generates revenues by transporting such commodities on its pipelines, by leasing capacity in its storage facilities and by providing other terminalling services. Pacific Energy also buys and sells crude oil, activities that are generally complementary to its crude oil operations. Pacific Energy conducts its business through two business units, the West Coast Business Unit, which includes activities in California and the Philadelphia, PA area, and the Rocky Mountain Business Unit, which includes activities in five Rocky Mountain states and Alberta, Canada.

Investor Notice

Plains All American Pipeline, L.P. and Pacific Energy Partners, L.P. will file a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission in relation to this transaction. Investors and security holders are urged to read carefully these documents when they become available because they will contain important information regarding Plains All American Pipeline, L.P., Pacific Energy Partners, L.P. and the merger. A definitive joint proxy statement/prospectus will be sent to security holders of Plains All American Pipeline, L.P. and Pacific Energy Partners, L.P. seeking their approval of the transactions contemplated by the merger agreement. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents containing information about Plains All American Pipeline, L.P. and Pacific Energy Partners, L.P., without charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the respective partnerships as follows: Information regarding Plains All American Pipeline can be obtained by contacting its investor relations department at 713-646-4100 or by accessing its website at www.paalp.com, and information regarding Pacific Energy Partners can be obtained by contacting its investor relations department at 562-728-2871 or by accessing its website at www.pacificenergy.com.

Plains All American Pipeline, L.P. and Pacific Energy Partners, L.P. and the officers and directors of the respective general partners of Plains All American Pipeline, L.P. and Pacific Energy Partners, L.P. may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in Plains All American Pipeline, L.P.’s and Pacific Energy Partners, L.P.’s respective Annual Reports on Form 10-K and Form 10-K/A filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus when it becomes available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They include statements regarding the timing and expected benefits of the business combination transaction involving PAA and Pacific Energy, including expected commercial and operational synergies over time, cash flow growth and accretion, future distribution increases and growth, incentive distribution reductions, internal growth projects, future issuances of debt and equity securities, and other objectives, expectations and intentions and other statements that are not historical facts. These statements are based on the current expectations and estimates of the management of PAA and Pacific Energy and their general partners; actual results may differ materially due to certain risks and uncertainties. Although PAA, Pacific Energy and their general partners believe that such expectations reflected in such forward-looking statements are reasonable, they cannot give assurances that such expectations will prove to be correct.  For instance, although PAA and Pacific Energy have signed a merger agreement, there is no assurance that they will complete the proposed merger. The merger agreement will terminate if PAA and Pacific Energy do not receive the necessary approval of their unitholders, and also may be terminated if the parties fail to satisfy conditions to closing. Other risks and uncertainties that may affect actual results include PAA’s failure to successfully integrate the respective business operations upon completion of the merger or its failure to successfully integrate any future acquisitions; the failure to realize the anticipated cost savings, synergies and other benefits of the proposed merger; refinery downtime; unusual weather patterns; continued creditworthiness of, and performance by, counterparties; the effects of competition; the success of risk management activities; commodity price fluctuations; reductions in the production of, or demand for, crude oil that we purchase, gather or transport; releases of crude oil into the environment; fluctuations in the capital markets; regulatory changes; and other factors and uncertainties discussed in PAA's and Pacific Energy’s filings with the Securities and Exchange Commission, including their Annual Reports on Form 10-K and Form 10-K/A for the year ended December 31, 2005.

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